Exhibit 10.6

                        INTEREST BEARING NON-CONVERTIBLE
                           INSTALLMENT PROMISSORY NOTE
                           ---------------------------

$1,500,000                                                          ,  Alabama
                                                           ---------
                                                           January     ,  2006
                                                                  -----

     FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of VICIS CAPITAL MASTER FUND or its assigns (the "Holder"), the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000). The rights, claims, duties and liabilities of the parties hereto are subject to and controlled by the following terms and conditions:

1.     Method  and  Place  of  Payment.
       -------------------------------

     Payments of principal and interest shall be made in lawful money of the United States of America at the principal place of business of the Holder as specified below, or at such other location as it may hereafter designate.

2.     Principal  and  Interest  Payments.
       ----------------------------------

     The entire principal amount of this note (the "Note"), together with interest accruing thereon at an annual rate of interest of twelve percent (12%) shall be payable in eighteen (18) equal installments, each of Ninety Six Thousand Eight Hundred Eighty Six and 27/100 Dollars ($96,886.27), the first installment to be payable on July 12, 2006 and monthly thereafter. Each payment shall first be applied in satisfaction of the interest then accrued and any balance in amortization of the principal debt.

     Nothing herein, nor any transaction related hereto, shall be construed to operate so as to require the Maker to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by the Maker in connection with the loan evidenced by this Note result in computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable New York law or federal preemption statute, then any and all such excess is hereby waived by the Holder and shall be automatically credited against and in reduction of the balance due hereunder, and any portion which exceeds such balance shall be paid by the Holder to the Maker. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate.

3.     Prepayment.
       ----------

     The Maker shall have the privilege and option to pay the entire principal amount of this Note or any part thereof, together with accrued interest calculated to the date of such payment, at any time prior to the various maturity dates of the installments due hereunder; provided, however, that if any prepayment is made, there shall be paid therewith, as consideration for the privilege of making such payment(s), a penalty equal to one percent (1%) of the

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principal amount of such prepayment(s). Such prepayment penalty shall be due and payable whether the prepayment(s) are made voluntarily or upon acceleration of this Note. Any prepayments hereunder shall be applied to the last maturing installment due under this Note. Prepayments shall not affect or vary the duty of the Maker to pay the installments provided in paragraph 2 when due, and they shall not affect or impair the right of the Holder to accelerate the maturity hereof and to declare the entire unpaid principal and interest due and payable as elsewhere provided in this Note.

4.     Default;  Acceleration  of  Obligation;  Interest.
       -------------------------------------------------

     In the event of a failure by the Maker to timely satisfy any incremental payment of principal or interest within ten (10) days of its due date, the entire obligation of the Maker shall be in default, the unpaid principal and interest balances shall be immediately due and payable and interest on the principal balance shall thereafter accrue at the maximum annual rate allowable by law.

5.     Collection.
       ----------

     Should it become necessary to collect this Note through an attorney, the Maker shall pay all costs incurred by or accruing to the Holder in making such collection, including a reasonable attorney's fee.

6.     Waiver.
       ------

     The Maker and any guarantor, surety or endorser of this Note, as well as any other person or entity who shall become liable for the payment hereof, each expressly waives presentment for payment, notice of non-payment, protest and notice of protest, and any other notice which might otherwise be required in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. The Holder shall not be deemed by any act or omission to have waived any right or remedy hereunder unless and only to the extent expressed in a written instrument dated subsequent to the date hereof and executed by the Holder, and any such waiver so expressed with respect to a particular event shall not be interpreted as having a continuing effect on or as a waiver of any right or remedy with respect to any subsequent event.

7.     Notices.
       -------

     All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered properly given or made if hand delivered, mailed from within the United States by certified mail, or sent by overnight delivery service:

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         a.     if  to  the  Holder:

                Vicis Capital Master Fund
                Attn: Shad Stastney
                126 E. 56th Street, 7th Floor
                New York, New York 10022
                Telephone: (212) 909-4600
                Facsimile : (212) 909-4601

         b.     if  to  the  Maker:

                Cytation Corporation
                Attn: Charles G. Masters
                4902 Eisenhower Blvd., Suite 185
                Tampa, Florida 33634
                Telephone: (813) 885-5744
                Facsimile:  (813) 885-5911


or to such other address as either party shall have furnished to the other. All notices shall be deemed given when deposited in the U.S. mail or given to an independent delivery service.

8.     Entire  Agreement.
       -----------------

     This Note and any other document expressly identified herein constitute the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Maker and Holder.

9.     Governing  Law  and  Venue.
       --------------------------

     The Maker acknowledges and agrees that irrespective of where executed, this Note shall be construed in accordance with the laws of the State of New York, and venue for any legal action which may be brought hereunder shall be deemed to lie in New York County, New York.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first written above.

                     CYTATION  CORPORATION,  a  Delaware  corporation

                     /s/ Charles G. Masters
                     -------------------------------------------------
                     By:  Charles  G.  Masters
                     Its: Chief  Executive  Officer




[SIGNATURE PAGE TO INTEREST BEARING NON-CONVERTIBLE INSTALLMENT PROMISSORY NOTE]

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